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                                                                     EXHIBIT 1.1

                       9,100,000 Shares of Common Stock



                            PAC-WEST TELECOMM, INC.



                            UNDERWRITING AGREEMENT
                            ----------------------


                               ___________, 1999

BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
FIRST UNION SECURITIES, INC.
  as Representatives of the
  several Underwriters named in
  Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

          Pac-West Telecomm, Inc., a corporation organized and existing under the laws of California (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 9,100,000 shares (the "Firm Shares") of its common stock, par value $.001 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,365,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Underwritten Shares." The Underwritten Shares are more fully described in the Registration Statement referred to below.

          It is understood that certain shareholders of Safeguard Scientifics, Inc. ("Safeguard"), an affiliate of one of the Company's principal shareholders, Safeguard 98 Capital, L.P., are concurrently subscribing with the Company to purchase up to an aggregate of 3,500,000 shares of Common Stock, 2,300,000 of which will be newly issued shares of Common Stock (the "Primary DSSP Shares") and, to the extent necessary to satisfy all purchases under the program, up to 1,200,000 of which will be shares of Common Stock held by Safeguard 98 Capital, L.P. (the "Secondary DSSP Shares" and, collectively with the Primary DSSP Securities, the "DSSP Shares") pursuant to a directed share subscription program (the "Directed Share Subscription Program"). The Underwritten Shares and the DSSP Shares are hereinafter collectively called the "Shares." Only Safeguard shareholders owning at least 100 shares of common stock of Safeguard as of September 7, 1999 are eligible to participate in the Directed Share Subscription Program. These shareholders may subscribe for one share of the DSSP Shares for every ten
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shares of common stock of Safeguard held by them and may not transfer their subscription rights to another person. The purchase price for each share of the DSSP Shares will equal the public offering price per share of Common Stock of the Company set forth on the cover page of the DSSP Prospectus (as defined). Payments and deliveries of DSSP Shares under the Directed Share Subscription Program will occur on the Closing Date (as defined). If any of the Primary DSSP Shares are not purchased by shareholders of Safeguard, then Safeguard or Safeguard Delaware, Inc., its wholly-owned subsidiary, will purchase those shares pursuant to a stock subscription agreement among Safeguard, Safeguard 98 Capital, L.P., Bear, Stearns & Co. Inc. and the Company of even date herewith (the "Stock Subscription Agreement").

          1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-86607) covering the registration of the Shares under the Securities Act of 1933, as amended (the "Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A of the rules and regulations of the Commission under the Act (the "Regulations") and Rule 424(b) of the Regulations or (ii) if the Company has elected to rely upon Rule 434 of the Regulations, prepare and file a term sheet in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Shares: (i) a form relating to the Underwritten Shares (the "Form of Primary Prospectus") and (ii) a form relating to the DSSP Shares (the "Form of DSSP Prospectus"). The Form of DSSP Prospectus is identical to the Form of Primary Prospectus except that a letter to the shareholders of Safeguard Scientifics, Inc. detailing the procedures for the Directed Share Subscription Program will be bound to the cover of the prospectus to be used in that program. The information included in any such prospectus or in any such term sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of Primary Prospectus and Form of DSSP Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the prospectuses, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of Prospectus and Form of DSSP Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities

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or used in the Directed Share Purchase Program are herein called the "Primary
Prospectus" and the "DSSP Prospectus," respectively, and collectively, the "Prospectus."

          (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Securities and Exchange Act of 1934 (the "Exchange Act") is filed and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

          (c) Arthur Andersen LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, (i) there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, (ii) the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus, (iii) the Company has not issued or granted any

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securities (other than options issued pursuant to the Company's stock option plans described in the Prospectus or Common Stock issued in connection with the exercise of outstanding stock options issued pursuant to such stock option plans), (iv) the Company has not entered into any material transaction not in the ordinary course of business and (v) the Company has not declared any dividends on its capital stock.

          (e) Each of this Agreement and the Stock Subscription Agreement and any other agreement relating to the Directed Share Subscription Program, and the transactions contemplated herein and therein have been duly and validly authorized by the Company, and this Agreement and the Stock Subscription Agreement and any other agreement relating to the Directed Share Subscription Program has been duly and validly executed and delivered by the Company.

          (f) The execution, delivery, and performance of this Agreement and the Stock Subscription Agreement and any other agreements relating to the Directed Share Subscription Program, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets (including, without limitation, the Telecommunications Act of 1996, the Federal Communications Commission (the "FCC") and any similar state or local regulations or regulatory agencies). The Company is not in violation of its certificate of incorporation or by-laws nor is it in default (nor, with the giving of notice or lapse of time would it be in default) under any agreement, instrument, franchise, license or permit to which the Company is party or by which the Company or its assets or property may be bound, except as would not have a Material Adverse Effect. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body (including, without limitation, the FCC and any similar state and local regulatory agency) having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement, and the Stock Subscription Agreement, any other agreement relating to the Directed Share Subscription Program, or the consummation of the transactions contemplated hereby or thereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder and under the Directed Share Subscription Program, except the registration under the Act and Exchange Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been obtained and as may be required under state securities or Blue Sky laws or the National Association Securities Dealers, Inc., in connection with the purchase and distribution of the Underwritten Shares by the Underwriters.

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          (g) All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Underwritten Shares, when issued, delivered and sold in accordance with this Agreement and the DSSP Shares, when issued and delivered in accordance with the Directed Share Subscription Program, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive rights. As of the date hereof, assuming conversion of the Company's preferred stock as described in the Registration Statement, the Company has an outstanding capitalization as set forth in the Registration Statement and the Prospectus. As of the date hereof, the Company has the authorized capitalization as set forth in the Registration Statement. The Common Stock, the Firm Shares, the Additional Shares and the DSSP Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of California. The Company has no subsidiaries and the Company does not own or control, directly or indirectly, any corporation, association or other entity. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have an Material Adverse Effect on the Company. As of the date hereof, (a) the Company has obtained regulatory approval to operate as a competitive local exchange carrier ("CLEC") in each of the following states:
Arizona, California, Nevada, Washington, Oregon, Montana and Colorado and no such regulatory approval has been withdrawn, and to the Company's knowledge no such regulatory approval is the subject of any legal challenge (except as disclosed in the Prospectus) and (b) the Company has not received any notice of rejection or denial, nor has it withdrawn, any of its applications for CLEC approval in Texas, where applications for regulatory approval to operate as a CLEC, as of the date of the Prospectus, are pending. As of the date of the Prospectus, Texas is the only state where such applications have been filed and are pending approval. The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except as would not have a MAE, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

          (i) Except as described in the Prospectus, there is no litigation or regulatory or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, contemplated against the Company which would reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

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          (j) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of its Common Stock to facilitate the sale or resale of the Shares in violation of the Act or the Exchange Act.

          (k) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (l) No holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

          (m) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (n) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed, as required.

          (o) The Company has reviewed its operations to evaluate the extent to which the businesses or operations of the Company will be affected by the Year 2000 Problem (as defined); as a result of such review, the Company believes that the disclosure in the Prospectus relating to the Year 2000 Problem is accurate in all material respects. As used in this clause, the "Year 2000 Problem" means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, transmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (p) Except as described in the Registration Statement, the Company has not sold or issued any shares Common Stock during the six-month period proceeding the date of the Prospectus, including any sales pursuant to Rule 144A or under Regulations D or S of the Act.

          (q) The Company owns or possesses adequate rights to use all material patent, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of its business as now conducted, except as would not have a MAE, and does not believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others.

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          (r) No relationship, direct or indirect, exists between or among the
Company on the one hand, and the directors, officers, stockholders, customers, or suppliers of the Company on the other hand, which is required to be described in the Prospectus and is not so described.

          (s) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company which has resulted in (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, could reasonably be expected to result in) a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

          (t) The Company has not violated any federal, state or local environmental, safety or similar law, except as would not have a MAE.

          (u) The Company has (a) good and marketable title to all of the properties and assets described in the Prospectus or the financial statements included in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Prospectus or as would not have a Material Adverse Effect or which is required to be disclosed in the Registration Statement or Prospectus, (b) peaceful and undisturbed possession under all leases to which it is a party as lessee except as would not have a Material Adverse Effect, (c) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC and similar state and local agencies), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by the Company in the manner described in the Prospectus, except as described in the Prospectus and except insofar as the failure to obtain any such Authorization would not reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement or Prospectus, and no such Authorization contains a materially burdensome restriction that is not disclosed in the Prospectus and (d) not received any notice that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect or which is required to be disclosed in the Registration Statement or Prospectus, all such Authorizations are valid and in full force and effect and the Company is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All material leases to which the Company is a party are valid and binding and no default by the Company has occurred and is continuing thereunder and, to the Company's knowledge, no material defaults by the landlord are existing under any such lease that could reasonably be expected to result in a Material Adverse Effect.

          2.  Purchase, Sale and Delivery of the Shares.
              -----------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the

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Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Underwritten Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Underwritten Shares shall be made at the office of Latham & Watkins, Chicago, Illinois or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Underwritten Shares to be purchased by them. Certificates for the Underwritten Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery, if any physical certificates are to be delivered, at the offices of Latham & Watkins, Chicago, Illinois at least one full business day prior to the Closing Date.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,365,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery, if any physical certificates are to be delivered, at the offices of Latham & Watkins, Chicago, Illinois at least one full business day prior to the Additional Closing Date.

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          The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 9,100,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          Payment for the Additional Shares shall be made to the Company by wire transfer in same day funds at the offices of Latham & Watkins, Chicago, Illinois or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

          3.  Offering.
              --------

          (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Underwritten Shares for sale to the public upon the terms set forth in the Primary Prospectus.

          (b) The Company and the Underwriters hereby agree that [455,000] of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees, directors and certain persons designated by the Company (the "Directed Shares Purchasers"), as part of the distribution of the Shares by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc., and all other applicable laws, rules and regulations, provided, however, that under no circumstances will Bear Stearns or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with the transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby.

          (c) Under no circumstances are the Underwriters intending to offer or offering any DSSP Shares for sale.

          4.  Covenants of the Company.  The Company covenants and agrees with
              ------------------------
the Underwriters that:

          (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

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          The Company will notify you promptly (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you two conformed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions within the United States as you may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to

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execute a general consent to service of process or
subject itself to taxation in respect of doing business in any jurisdiction which it is not otherwise so subject.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations), which need not be audited, covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) During the period of 180 days from the date of the Prospectus, the Company will not, without your prior written consent, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), other than (i) the Company's sale of Shares hereunder or under the DSSP, (ii) the Company's grant of options or issuance of Common Stock upon the exercise of stock options under its existing stock option plans or the conversion of any outstanding securities into Common Stock, or (iii) issuances of shares of Common Stock (or securities convertible into, exercisable for or exchangeable for Common Stock) in connection with acquisitions of businesses primarily engaged in the telecommunications or data or voice transmission industries or reasonably related industries, regardless of whether completed as a merger or a purchase of stock or assets, if the terms of these issuances provide that any recipient of such shares of Common Stock will not, directly or indirectly, without the prior written consent of Bear Stearns, offer, sell, contract to sell, swap, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act or grant any option to purchase or otherwise dispose (or publicly announce such recipient's intention to do any of the foregoing) of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for Common Stock or any other capital stock of the Company prior to the expiration of the period ending 180 days from the date of the Prospectus. The Company will obtain a lock-up in the form provided by you from each person or entity heretofore designated by you and listed on Schedule II attached hereto.

          (g) During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its shareholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (i) The Company will use its best efforts to cause the Shares to be listed for inclusion in the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq").

          (j) The Company, during the period when the Prospectus is required to be delivered under the Act or Exchange Act, will file all documents required to be filed with the Commission pursuant to the Act and the Exchange Act within the time periods required by the Act and the Exchange Act and the rules and regulations of the Commission thereunder.

          5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement, the Stock Subscription Agreement and any other agreement relating to the Direct Share Subscription Program are consummated or this Agreement, the Stock Subscription Agreement and any other agreement relating to the Direct Share Subscription Program is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, the Stock Subscription Agreement and any other agreement relating to the Direct Share Subscription Program, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the Agreement Among Underwriters) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Underwritten Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto and (iv) filing fees of the Commission and the National Association of Securities Dealers, Inc., provided that, except as provided in this Section 5 and in the Stock Purchase Agreement, the underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and any transfer taxes for the shares they may sell.

          6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence of any misstatement or omission from any certificates, opinions, written statements or letters furnished to you or to Latham & Watkins ("Underwriters' Counsel") pursuant to this Section 6, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinions of Kirkland & Ellis, special counsel to the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) To such counsel's knowledge, except as disclosed in the Prospectus, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register securities held by them under the Securities Act.

               (ii) Such counsel has been advised by the Nasdaq Stock Market, Inc. that the common stock of the Company has been approved for quotation on the Nasdaq National Market and that upon effectiveness of the Registration Statement, official notice of issuance and evidence of adequate distribution, trading can commence.

               (iii) Such counsel has no knowledge about any legal or governmental proceeding that is pending or threatened against the Company that has caused them to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described. Such counsel has no knowledge about any contract to which the Company is a party or to which any of its property is subject that has caused them to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

               (iv) The execution, delivery, and performance of this Agreement, and the Stock Subscription Agreement, [any other agreement related to the Directed Share Subscription Program to which the Company is party [list here]] and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not breach, or result in a default under (A) any existing obligation of the Company under any of the agreements filed as any of the following exhibits to the Registration Statement (which the Company has informed us represents all of its material contracts) (provided that we express no opinion as to compliance with any financial test or cross-default provision in any such agreement): Exhibits
     10.1 through 10.30 inclusive; and (B) to the best knowledge of such counsel, any judgment, decree, order, statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Registration Statement (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (i) any laws, rules or regulations to which the Company may be subject as a result of the Company's legal or regulatory status or the involvement of the Company in such transactions, (ii) any laws, rules and regulations relating to misrepresentations or fraud or (iii) the Securities Act or the Exchange Act; except for in the case of items (A) and (B) above, any such conflict, breach, violation, default or event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (v) A member of the Commission's staff has advised such counsel by telephone that the Commission's Division of Corporation Finance, pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on [insert effective date] (the "effective date") and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

               (vi) The information in the Prospectus and Registration Statement under the headings "Shares Eligible for Future Sale," and "Description of Indebtedness" and Items 14 and 15 in Part II of the Registration Statement are, to the extent that they summarize laws, government rules, regulations or documents, are correct in all material respects.

               (vii) The Company is not and, after giving effect to the offering of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (viii) In addition, such opinion shall also contain the following statements: Because the primary purpose of its engagement was not to establish factual matters and because of the wholly or partially nonlegal character of many determinations involved in the preparation of the Registration Statement and the Prospectus, it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent expressly set forth above) and makes no representation that it has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).
     However, it met with and participated in conferences with representatives of the Company, representatives of the Underwriters, Underwriters' Counsel and representatives of Arthur Andersen LLP, the independent accountants for the Company, during which the contents of the Registration Statement and Prospectus and related matters were discussed. In addition, it reviewed certain corporate records, agreements and other documents furnished to them by the Company.

               Based on its participation in the aforementioned conferences, its review of the documents described above, its understanding of applicable law and the experience it has gained in its practice thereunder, relying as to materiality to a large extent upon the opinions and statements of officers of the Company, it advises the Underwriters that nothing has come to its attention that causes it to believe that the Registration Statement (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given), at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given), as of the date of the Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Registration Statement and the Prospectus (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data derived therefrom, set forth therein or omitted therefrom, as to which no advice is given) as of the effective date of the Registration Statement, appeared on their face to be responsive in all material respects to the requirements of Form S-1.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (c) At the Closing Date you shall have received the opinion of Neumiller & Beardslee, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of California. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company. The Company has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and to consummate the transactions contemplated by the Purchase Agreement, including without limitation, the corporate power and authority to issue, sell and deliver the Shares on the Closing Date.

               (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights.

               (iii) To such counsel's knowledge, there are not currently, and will not be following the offering of the Shares, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company, except as described in the Prospectus.

               (iv) This Agreement and the Stock Subscription Agreement and [any other agreement related to the Directed Share Subscription Program to which the Company is party [list here]] have been duly and validly authorized, executed and delivered by the Company.

               (v) The information in the Prospectus and Registration Statement under the heading "Description of Capital Stock," is, to the extent that it summarizes laws, government rules, regulations or documents, correct in all material respects.

               (vi) The execution, delivery and performance of this Agreement and the Stock Purchase Agreement [and any other agreement related to the Directed Share Subscription Program to which the Company is party [list here]] and the consummation of the transactions contemplated hereby and thereby by the Company do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.

          (d) At the Closing Date you shall have received the opinion of Goodin, MacBride, Squeri, Schlotz & Ritchie, LLP, regulatory counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) The Company validly holds all of the licenses, permits, and authorizations, if any, required by the Federal Communications Commission ("FCC") and the California Public Utilities Commission, the Nevada Public Utilities Commission, the Washington Public Utility Commission, the Oregon Public Utility Commission and the Colorado Public Utility Commission [others] (collectively the "State Telecommunications Agencies" or individually, the "State Telecommunications Agency") for the provision of telecommunications services as we understand those services to be provided based on the declaration of an executive officer of the Company, except where the failure to obtain or hold such license, permit, or authority would not have a material adverse effect on the Company's business as described in the Prospectuses.

               (ii) The Company is not subject to any proceeding (including rulemaking proceeding), pending complaint, or investigation, or, to the best knowledge of counsel, any threatened complaint or investigation before the FCC or any State Telecommunications Agencies based on any alleged violation of the Company in connection with its provision or failure to provide telecommunications service of a character required to be disclosed in the Prospectuses that is not disclosed in the Prospectuses.

               (iii) The statements in the Prospectuses under the headings of "Risk Factors -- A Failure to establish interconnection agreements on favorable terms would adversely affect our business," "-- We may not be entitled to receive reciprocal compensation for calls to Internet service providers," "We may not be able to compete effectively with the Bell operating companies if they are permitted to enter the long distance service market," "Business -- Competition," "-- Regulation," and "-- Regulatory Proceedings," regarding state and federal telecommunications laws and regulations, fairly and accurately summarize the matters therein described.

               (iv) The Company has the consents, approvals, authorizations, licenses, certificates, permits or orders of the FCC or any State Telecommunications Agency, if any, required to consummate the transactions contemplated in the Underwriting Agreement, and the Stock Subscription Agreement and any other agreement relating to the Direct Share Subscription Program, except where the failure to obtain the consents, approval, authorizations, licenses, certificates, permits, or orders would not have a material adverse effect on the Company's ability to consummate such transactions.

               (v) Neither the execution nor delivery of the Underwriting Agreement, and the Stock Subscription Agreement nor any other agreement relating to the Direct Share Subscription Program, the consummation of the transactions contemplated by such agreements, nor the sale of the Shares contemplated thereby will conflict with or result in a violation of any order or regulation of the FCC or any State Telecommunications Agency applicable to the Company, except where the conflict or violation which would not have a material adverse effect thereon.

          (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Underwritten Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f) At the Closing Date you shall have received a certificate of the Company signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company, except in each case as described in or contemplated by the Prospectus.

          (g) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Arthur Andersen, LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of meetings and consents of the shareholders and board of directors of the Company and the committees of the board of directors subsequent to December 31, 1998, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 1998 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited consolidated financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied, except as otherwise stated in the

Registration Statement, on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to[June 30], 1999 there were, as of the date of the most recent available monthly consolidated financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from [June 30], 1999 to the date of the most recent available monthly consolidated financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (h) The Stock Subscription Agreement, dated the date of this Agreement, shall have been executed, substantially in the form reviewed by Bear, Stearns & Co. Inc., and shall be in full force and effect.

          (i) Prior to the Closing Date and the Additional Closing Date, if any, as the case may be, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (j) You shall have received from each person listed on Schedule II hereto a lockup agreement in the form delivered to us by you.

          (k) On or before the Closing Date, the Shares shall have been approved for listing on the National Association of Securities Dealers Automated Quotation National Market System, subject to official notice of issuance and evidence of satisfactory distribution.

          (l) Contemporaneously with the purchase by the underwriters of the Underwritten Shares under this Agreement, Safeguard, Safeguard Delaware, Inc., or Safeguard's shareholders, pursuant to their respective agreements and the Stock Subscription Agreement, as the case may be, shall have purchased the Primary DSSP Shares.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

          7   Indemnification.
              ---------------

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act as follows:

               (i) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact included in the DSSP Prospectus wrapper material distributed in connection with the reservation and sale of the DSSP Shares or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading, (B) the reservation and sale of DSSP Shares to shareholders of Safeguard in connection with the Directed Share Subscription Program as described in the Prospectus and the Registration Statement and (C) any untrue statement or alleged untrue statement of a material fact included in the Prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; and

               (iii) against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 7(a)(ii) (A), (B) and (C) hereof; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Underwritten Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the fourth paragraph and the eleventh paragraph and the second sentence of the thirteenth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

     (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and reasonable expenses incurred by them as a result of the failure of any Directed Shares Purchasers to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares.

     (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Underwritten Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Underwritten Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

          9.  Default by an Underwriter.
              -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Underwritten Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement and the Stock Subscription Agreement and any other agreement relating to the Directed Share Subscription Program, including termination of this Agreement pursuant to Section 9 or 11 hereof.

          11.  Effective Date of Agreement; Termination.
               ----------------------------------------

          (a) This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York or American Stock Exchanges or Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges by the New York or American Stock Exchanges, on the Nasdaq by Nasdaq or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Underwritten Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

          12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York, 10167, Attention: John Thomas; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 4210 Coronado Avenue, Stockton, California, 95204 Attention: Richard E. Bryson.

          13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

          15. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       PAC-WEST TELECOMM, INC.

                                       By: ______________________________

                                       Name: ____________________________

                                       Title: ___________________________


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
BANC OF AMERICA SECURITIES LLC
FIRST UNION SECURITIES, INC.


By: ______________________________
    Bear, Stearns & Co. Inc.

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I
                                   ----------

                                                              Number of Firm
Name of Underwriter                                       Shares to be Purchased
-------------------                                       ----------------------
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
First Union Securities, Inc.
[                   ]


              Total....................................
                                                           =====================

                                  SCHEDULE II
                                  -----------



Wallace W. Griffin
John K. La Rue
Richard E. Bryson
Brian K. Johnson
Joel E. Effron
Dennis V. Meyer
Jason R. Mills
Gregory Joksch
Jeff M. Webster
John F. Sumpter
H. Ravi Brar
Jerry L. Johnson
David G. Chandler
Mark J. DeNino
Mark S. Fowler
Samuel A. Plum
Dr. Jagdish N. Sheth
Bruce A. Westphal
Bay Alarm Company
SCP Private Equity Partners, L.P.
William Blair Capital Partners VI, L.P.
Safeguard 98 Capital, L.P.
 (except Secondary DSSP
 Shares subject to sale under the Directed
 Share Subscription Program)
TL Ventures III L.P.
TL Ventures III Offshore L.P.
TL Ventures III Interfund L.P.
EnerTech Capital Partners, L.P.
Safeguard Delaware, Inc.
BankAmerica Investment Corporation
MIG Partners VII
Segal Holdings, Inc.
Griffin Family Limited Partnership, L.L.L.P.
Skibo Family Limited Partnership
John K. LaRue, Trustee of the Jason R. Mills and Jennifer L. Mills Irrevocable
     Trust dated
September 14, 1998
Scott Reunion, Trustee of the Erin Elizabeth LaRue Trust
Scott Reunion, Trustee of the Matthew Remington LaRue Trust
Scott Reunion, Trustee of the William Thaddius Scott LaRue Trust